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                      RETAIL FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 29th of June, 2004, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the "COMPANY"), on its own behalf and on behalf of each separate account of the Company set forth in SCHEDULE A hereto, as may be amended from time to time (each such account hereinafter referred to as a "SEPARATE ACCOUNT"), Hartford Securities Distribution Company, Inc., a registered as a broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, Thornburg Investment Management, Inc., (hereinafter the "ADVISOR"), and Thornburg Securities Corp. a Delaware corporation (hereinafter the "DISTRIBUTOR").

                                  WITNESSETH:

WHEREAS, the Distributor serves as the distributor and principal underwriter to various open-end investment companies identified on Schedule A hereto (the "Funds"), as may be amended from time to time; and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 ACT") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 ACT"); and

WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "CONTRACTS") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, Thornburg Investment Management, Inc., (the "ADVISOR") is the investment adviser of the Portfolios of the Fund and is duly registered as an investment adviser under the Investment Advisors Act of 1940, as amended (the "ADVISORS ACT"), and any applicable state securities laws; and

WHEREAS, Hartford Securities Distribution Company, Inc. is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 ACT"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

WHEREAS, the Distributor is the principal underwriter for the Fund and is registered as a broker-dealer with the SEC under the 1934 Act, as amended, and is a member in good standing of the NASD; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios set forth in SCHEDULE A on behalf of each corresponding Separate Account set forth on such SCHEDULE A to fund the Contracts and the Distributor is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value.

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NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

               ARTICLE I. Purchase and Redemption of Fund Shares.

1.1 The Distributor, on behalf of the Fund, agrees to sell to the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Distributor or its designee of such order. For purposes of this Section, the Company shall be the designee of the Distributor for receipt of such orders from each Separate Account. Receipt by such designee shall constitute receipt by the Fund; provided that the Distributor receives notice of such order via the National Securities Clearing Corporation (the "NSCC") by 10:00 a.m. Eastern Time on the next following Business Day. The Distributor will receive all orders to purchase Portfolio shares using the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform. The Distributor will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Portfolio shares in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by wire from the Fund's designated Settling Bank to the NSCC. "BUSINESS DAY" shall any day on which the New York Stock Exchange is open for trading and on which the Fund calculates it net asset value pursuant to the rules of the SEC. "NETWORKING" shall mean the NSCC's product that allows Fund's and Companies to exchange account level information electronically. "SETTLING BANK" shall mean the entity appointed by the Fund to perform such settlement services on behalf of the Fund and agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

If the Company is somehow prohibited from submitting purchase and settlement instructions to the Fund for Portfolio shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Distributor, on behalf of the Fund, agrees to sell the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Distributor or its designee of such order. For purposes of this Section, the Company shall be the designee of the Distributor for the receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Distributor receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Portfolio shares in accordance with this section. Payment shall be in federal funds transmitted by wire to the Fund's designated custodian. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates it net asset value pursuant to the rules of the SEC.

For purposes of this Section 1.1, orders on behalf of any Separate Account will be sent the morning of the following Business Day after receipt by the Company (provided that the Company receives such order prior to 4:00 p.m. Eastern Time the day before the order is placed with a Fund) directly to a Fund, or the specified agent of a Fund.

The Company represents and warrants that its internal control structure for the processing and transmission of orders for the purchase and redemption of the Shares is designed to monitor, regulate and prevent orders received after the close of regular trading on the New York Stock Exchange on any

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Business Day from being aggregated and communicated to the Funds or any designee of the Funds with orders received before Close of Trading on that Business Day (consistent with the requirements of Section 22(c) of the 1940 Act and Rule
22c-1 thereunder).

1.2 The Distributor agrees to make shares of the Portfolios available indefinitely for purchase at the applicable net asset value per share by the Company on Business Days; provided, however, that the Board of Trustees or Directors, as applicable, of the Fund (hereinafter the "TRUSTEES/DIRECTORS") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees/Directors, acting in good faith and in compliance with their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio.

1.3 The Fund and the Distributor agree to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Fund for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Fund; provided the Fund or the Distributor receives notice of such request for redemption via the NSCC by 10:00 a.m. Eastern Time on the next following Business Day. The Fund will receive all orders to redeem Portfolio shares using the NSCC's DCC&S platform. The Fund will also provide the Company with account positions and activity data using the NSCC's Networking platform. Payment for Fund shares redeemed shall be made in accordance with this section using the NSCC's Fund/SERV System. Payment shall be in federal funds transmitted by the NSCC to the Separate Account's Settling Bank as designated by the Company, on the same Business Day the Fund or the Distributor receives notice of the redemption order from the Company provided that the Fund or the Distributor receives notice by 10:00 a.m. Eastern Time on such Business Day.

If the Company is somehow prohibited from submitting redemption and settlement instructions to the Fund for Portfolio shares via the NSCC's DCC&S platform the following shall apply to this Section:

The Fund and the Distributor agree to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Fund for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Fund; provided the Fund or the Distributor receives notice of such request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Separate Account as designated by the Company, on the same Business Day the Fund or the Distributor receives notice of the redemption order from the Company provided that the Fund or the Distributor receives notice by 10:00 a.m. Eastern Time on such Business Day.

1.4 The Company will place separate orders to purchase or redeem shares of each Portfolio named in SCHEDULE A offered by the then current prospectus of the Fund in accordance with the provisions of the applicable prospectus.

1.5 Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Fund

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shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.6 The Distributor shall furnish prior day and same day notice to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's shares in the form of additional shares of that Portfolio. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions no later than one Business Day after issuance. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Fund.

1.7 The Distributor shall make the net asset value per share of each Series available to the Company on a daily basis as soon as reasonably practical after the close of trading each Business Day, but in no event later than 6:30 p.m. Eastern time on such Business Day.

1.8(a) If the Distributor or the Fund provides materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

1.8(b) The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC's recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. The Distributor and the Fund shall indemnify and hold harmless the Company against any amount the Company is legally required to pay Contract Owners, participants or beneficiaries that have selected a Portfolio as an investment option ("Contract owners"), and which amount is due to the Fund's or its agents' material miscalculation and/or incorrect reporting of or failure to report the daily net asset value, dividend rate or capital gains distribution rate. The Company shall submit an invoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Fund or its agents result in a gain to the Company, the Company shall immediately reimburse the Fund, the applicable Portfolios or its agents for any material losses incurred by the Fund, the applicable Portfolios or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain to Contract owners, the Company will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund, the applicable Portfolio or its agents. The Company shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund, the applicable Portfolios or its agents; but the Company shall not be obligated to take legal action against Contract owners.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

1.9 The Company (and its affiliated broker-dealer) acknowledge that the Distributor is not obligated to and will not evaluate the suitability of the Contracts or the shares of the Funds for the Separate Accounts and the participants and beneficiaries of the Separate Accounts, and the Company (or its affiliated broker dealer) consequently shall fulfill any obligation imposed by the federal or state securities laws and regulations to evaluate such suitability.

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                   ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will make every effort to maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts are intended to be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Fund and the Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold; (ii) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and (iii) the Fund shall register and qualify its shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Distributor.

2.3 The Fund represents that each Portfolio (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company immediately upon having a reasonable basis for believing that such Portfolio has ceased to so qualify or might not so qualify in the future.

2.4 To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund represents that its Board of Trustees or Directors, as applicable, including a majority of its Trustees/Directors who are not interested persons of the Fund, have formulated and approved a plan under Rule 12b-1 to finance distribution expenses.

2.5 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or insurance regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the States of Connecticut and California. The Fund and the Distributor represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Connecticut to the extent required to perform this Agreement

2.6 The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Fund shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

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2.7  Hartford Securities Distribution Company, Inc. represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. Hartford Securities Distribution Company, Inc. further represents that it will abide by the rules of Fair Practice of the NASD and all other federal or state rules and regulations that are now or may become applicable to transactions hereunder.

2.7 The Distributor, on behalf of each Fund, represents that each Fund is lawfully organized and validly existing under the laws of the State its incorporation and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8 The Fund represents and warrants that all of its Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10 The Distributor represents and warrants that the Advisor is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Advisor shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Connecticut and any applicable state and federal securities laws.

2.11 The Company hereby certifies that it has established and maintains an anti-money laundering ("AML") program that includes written policies, procedures and internal controls reasonably designed to identify its Contract holders and has undertaken appropriate due diligence efforts to "know its customers" in accordance with all applicable anti-money laundering regulations in its jurisdiction including, where applicable, the USA PATRIOT Act of 2001 (the "Patriot Act"). The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act. The Company agrees to provide the Distributor with such information as it may reasonably request, including but not limited to the filling out of questionnaires attestations and other documents, to enable the Distributor to fulfill its obligations under the Patriot Act, and upon its request to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto. Upon filing such a notice the Company agrees to forward a copy to the Distributor, and further agrees to comply with all requirements under the Patriot Act and implementing regulations concerning the use disclosure, and security of any information that is shared.

2.12 The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Fund's shares pursuant to this Agreement.

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        ARTICLE III. Prospectuses; Reports and Proxy Statements; Voting

3.1 The Fund shall provide the Company at no charge with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Fund's current prospectus and statement of additional information, the Fund shall provide camera-ready film, computer diskettes, e-mail transmissions or PDF files containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund are amended during the year) to have the prospectus for the Contracts (if applicable) and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2(a) The Fund shall provide the Company at no charge with copies of the Fund's proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.2(b) The Fund shall pay for the cost of typesetting, printing and distributing all Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to Contract owners and prospective Contract owners. The Fund shall pay for all costs for typesetting, printing and distributing proxy materials.

3.3. The Fund's statement of additional information shall be obtainable by Contract owners from the Fund, the Distributor, the Company or such other person as the Fund may designate.

3.4 If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

       A.  solicit voting instructions from Contract owners;

       B. vote the Fund shares held in the Separate Account in accordance with instructions received from Contract owners; and

       C. so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Fund shares of such Portfolio for which instructions have been received from the Company's Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account for its own account, to the extent permitted by law. Notwithstanding the foregoing, with respect to the Fund shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company's agreements with such Contract owners.

3.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders. The Fund will not hold annual meetings but will hold such special meetings as may be

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necessary from time to time. Further, the Fund will act in accordance with the
SEC interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Fund, the Distributor or their designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Fund, the Advisor or the Distributor is described, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Fund, the Distributor or their designee, however, the failure to object in writing within five Business days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.2 Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

4.3 The Fund shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Company or its designee, however, the failure to object in writing within five Business Days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.4 Neither the Fund nor the Distributor shall give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5 The Fund will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6. The Company will provide to the Fund at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.

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4.7  For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.8 The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Fund and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Fund and the Distributor. Except as provided in
Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Fund or the Distributor. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

4.9 The Fund and Distributor agree and acknowledge that each has no right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Except as provided in
Section 4.3, the Fund and Distributor shall not use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Fund without prior written consent of the Company. Upon termination of this Agreement for any reason, the Fund and Distributor shall cease all use of any such names or marks.

                          ARTICLE V. Fees and Expenses

5.1 The Fund shall pay the fees and expenses provided for in the attached SCHEDULE B.

                          ARTICLE VI. Indemnification

6.1  Indemnification By The Company

     (a) The Company agrees to indemnify and hold harmless the Fund, the Distributor and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls the Fund or the Distributor within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus or

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          statement of information for the Contracts or contained in the
          Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Fund to the Company on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund, the Distributor or the Advisor); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Distributor by the Company or persons under its control; or

          (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 6.1(b) and 6.4 hereof.

     (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

     (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

6.2  Indemnification By the Distributor

     (a) The Distributor agrees, with respect to each Portfolio that it distributes, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Portfolios that it distributes or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Fund or the Distributor on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

          (ii) arise out of or as a result of (a) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Distributor or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Fund or the Distributor or persons under the control of the Fund or the Distributor, respectively, with respect to the sale or distribution of the Contracts or Portfolio shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Fund or the Distributor or persons under the control of the Fund or the Distributor, respectively; or

          (iv) arise as a result of any material failure by the Fund or the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor or the Fund; except to the extent provided in Sections 6.2(b) and 6.4 hereof.

     (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

     (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Distributor of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.3  Indemnification by the Fund

     (a) The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "INDEMNIFIED PARTIES" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Portfolios or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Fund or the Distributor on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

          (ii) arise out of or as a result of (a) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Distributor or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Fund or the Distributor or persons under the control of the Fund or the Distributor, respectively, with respect to the sale or distribution of the Contracts or Portfolio shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Fund or the Distributor or persons under the control of the Fund or the Distributor, respectively; or

          (iv) arise as a result of any material failure by the Fund or the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor or the Fund; except to the extent provided in Sections 6.3(b) and 6.4 hereof.

     (b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

     (c) In accordance with Section 6.4 hereof, the Indemnified Parties will promptly notify the Fund of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.4.  Indemnification Procedure

     (a) Any person obligated to provide indemnification under this Article VI ("INDEMNIFYING PARTY" for the purpose of this Section 6.4) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this
     Article VI ("INDEMNIFIED PARTY" for the purpose of this Section 6.4) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

          (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

          (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

                          ARTICLE VII. Applicable Law

7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                           ARTICLE VIII. Termination

8.1  This Agreement shall terminate:

     (a) at the option of any party upon one hundred twenty (120) days' advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

     (b) at the option of the Fund, the Distributor or the Advisor upon institution of formal proceedings against the Company by the NASD, NASD Regulation, Inc. ("NASDR"), the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Accounts, or the purchase of the Fund shares, which in the judgment of the Fund, the Distributor or the Advisor are reasonably likely to have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

     (c) at the option of the Company upon institution of formal proceedings against the Fund, the Distributor or the Advisor by the NASD, NASDR, the SEC, or any state securities or insurance department or any other regulatory body, related to the purchase or sale of the Fund shares or the operation of the Fund which in the judgment of the Company are reasonably likely to have a material adverse effect on the Distributor's, the Fund's or the Advisor's ability to perform its obligations under this Agreement; or

     (d) at the option of the Company if a Portfolio delineated in SCHEDULE A ceases to qualify as a Regulated Investment Company under Subchapter M of the Code (a "RIC"), or under any successor or similar provision, and the disqualification is not cured within the period permitted for such cure, or if the Company reasonably believes that any such Portfolio may fail to so qualify and be unable to cure such disqualification within the period permitted for such cure; or

     (e) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; provided that the party not in breach shall give the party in breach notice of the breach and the party in breach does not cure such breach within 30 days of receipt of such notice of breach; or

     (f) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund, the Distributor or the Advisor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

     (g) at the option of the Fund, the Distributor or the Advisor if the Fund, the Distributor or the Advisor respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or Distributor.

    (h) automatically upon suspension or expulsion of Hartford Securities Distribution Company, Inc. from the NASD.

8.2  Notice Requirement

    (a) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(b), 8.1(c) or 8.1(d), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties; provided that for any termination of this Agreement based on the provisions of Section 8.1(d), said termination shall be effective upon the Portfolio's failure to qualify as a RIC and to cure such disqualification within the period permitted for such cure.

    (b) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(f) or 8.1(g), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 60 days before the effective date of termination.

8.3 It is understood and agreed that the right to terminate this Agreement pursuant to Section 8.1(a) may be exercised for any reason or for no reason.

8.4  Effect of Termination

    (a) Notwithstanding any termination of this Agreement pursuant to Section 8.1(a) through 8.1(g) of this Agreement and subject to Section 1.2 of this Agreement, the Company may require the Fund and the Distributor to continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph
         (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "EXISTING CONTRACTS"), unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body.

    (b) Fund and/or Distributor shall remain obligated to pay Company the fee in effect as of the date of termination for so long as shares are held by the Accounts and Company continues to provide services to the Accounts. Such fee shall apply to shares purchased both prior to and subsequent to the date of termination. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to shares for which a fee continues to be due subsequent to such termination.

                              ARTICLE IX. Notices

9.1 (a) Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given the date received or rejected by the addressee.

     If to the Company:

            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, Connecticut 06089
            Attention: Vice President, Investment Products Division

     with a copy to:

            General Counsel
            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, Connecticut 06089

     If to the Fund:

            Thornburg Investment Management, Inc.
            119 E. Marcy St. Ste 202
            Santa Fe, NM 87501
            Attn: Brian McMahon

     If to the Distributor:

            Thornburg Securities Corp.
            119 E. Marcy St. Ste 202
            Santa Fe, NM 87501
            Attn: Ken Ziesenheim

                            ARTICLE X Miscellaneous

10.1 Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain. In addition, the parties hereby represent that they will use and disclose Personal Information (as defined below) only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). "PERSONAL INFORMATION" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them.

10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

10.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, NASDR and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California laws and regulations.

10.7 Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

10.8 The parties to this Agreement may amend by written agreement the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Portfolios of the Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY         THORNBURG INVESTMENT MANAGEMENT, INC.

By:    /s/ J Davey                       By:    /s/ Leigh Moiola
       --------------------------------         ----------------------------------
Name:  J Davey                           Name:  Leigh Moiola
Title: Vice President                    Title: Managing Director

THORNBURG SECURITIES CORP.              HARTFORD SECURITIES DISTRIBUTION
                                        COMPANY, INC.

By:    /s/ Kerry D. Lee                  By:    /s/ Steve Joyce
       --------------------------------         ----------------------------------
Name:  Kerry D. Lee                      Name:  Steve Joyce
Title: Vice President                    Title: Senior Vice President

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Eleven

                                   PORTFOLIOS

Value Fund
International Value Fund

*Class R1 Shares

                                   SCHEDULE B

In consideration of the services provided by the Company listed below, DISTRIBUTOR agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

                                            SERVICE
PORTFOLIO                                     FEES
--------------------------------------------------------
Value Fund                                   0.75%
International Value Fund                     0.75%

SERVICES TO BE PERFORMED INCLUDE:

       (a)  assist in processing customer purchase and redemption requests;

       (b) answer customer inquiries regarding account status and history;

       (c) assist customers in designating and changing account designations and addresses;

       (d) provide periodic statements showing a customer's account balances;

       (e) furnish statements and confirmations of all purchases and redemption requests as may be required by applicable law;

       (f) process customer purchase and redemption requests for Shares and placing purchase and redemption instructions with the Funds' transfer agent; and

       (g) provide sub-accounting services and maintain accurate sub-accounting records regarding Shares beneficially owned by Customers.

                          AMENDMENT TO THE RETAIL FUND
                            PARTICIPATION AGREEMENT

This Amendment to the Retail Fund Participation Agreement between Hartford Life Insurance Company, Thornburg Investment Management, Inc., Thornburg Securities Corporation, and Hartford Securities Distribution Company ("Parties") is dated this 25th day of July, 2005.

WHEREAS, the Parties have entered into a Retail Fund Participation Agreement, dated June 29, 2004 ("Agreement"); and

WHEREAS, the Parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties hereto agree as follows:

1.  ACKNOWLEDGEMENT:

The Parties acknowledge and understand that Thornburg Investment Management, Inc. is entitled and subject to all of the rights and obligations of Thornburg Securities Corporation under the Agreement except as provided herein and where such a reference would lead to an unreasonable interpretation.

2.  REVISED SECTION 5.1:

Section 5.1 shall read:

"The Distributor and the Advisor shall pay the fees and expenses provided for in the attached SCHEDULE B." The Company will calculate the amount of the fee at the end of each payment period and submit an invoice to the Advisor. The invoice will contain the total number of participants then existing at the end of that payment period for each fund.

3.  REVISED SCHEDULE B:

Schedule B is amended as follows:

                                   SCHEDULE B

In consideration of the services provided by the Company listed below, Distributor agrees to pay the Company an amount equal to the following 12b-1 basis points Fees per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter. In consideration of the services provided by the Company listed below, Advisor agrees to pay the Company an amount equal to the following Administrative basis points Fees per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

                                   12B-1
PORTFOLIO                           FEES
----------------------------------------------
Value Fund                          .50%
International Value Fund            .50%

                               ADMINISTRATIVE
PORTFOLIO                           FEES
----------------------------------------------
Value Fund                          .25%
International Value Fund            .25%

SERVICES TO BE PERFORMED INCLUDE:

(a)  assist in processing customer purchase and redemption requests;

(b) answer customer inquiries regarding account status and history;

(c) assist customers in designating and changing account designations and addresses;

(d) provide periodic statements showing a customer's account balance;

(e) furnish statements and confirmations of all purchase and redemption requests as may be required by applicable law;

(f) process customer purchase and redemption requests for Shares and placing purchase and redemption instructions with the Funds' transfer agent; and

(g) provide sub-accounting services and maintain accurate sub-accounting records regarding Shares beneficially owned by customers.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Retail Fund Participation Agreement to be executed on their respective behalves by their duly authorized representatives, as of the date first above written.

    HARTFORD LIFE INSURANCE COMPANY

    /s/ J Davey
    -----------------------------------------------------
    (Signature of Authorized Representative)

    J Davey
    -----------------------------------------------------
    (Printed Name and Title of Authorized Representative)

    HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

    /s/ Stephen T. Joyce
    -----------------------------------------------------
    (Signature of Authorized Representative)

    Stephen T. Joyce
    -----------------------------------------------------
    (Printed Name and Title of Authorized Representative)

    THORNBURG INVESTMENT MANAGEMENT, INC.

    /s/ Kerry D. Lee
    -----------------------------------------------------
    (Signature of Authorized Representative)

    Kerry D. Lee Vice President
    -----------------------------------------------------
    (Printed Name and Title of Authorized Representative)

    THORNBURG SECURITIES CORPORATION

    /s/ Sasha Wilcoxon
    -----------------------------------------------------
    (Signature of Authorized Representative)

    Sasha Wilcoxon Assistant Vice President
    -----------------------------------------------------
    (Printed Name and Title of Authorized Representative)

              AMENDMENT TO THE RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDMENT is made and entered into as of the 29th day of February, 2008 between Hartford Life Insurance Company ("Hartford"), Hartford Securities Distribution Company, Inc., Thornburg Investment Management, Inc., ("Advisor"), and Thornburg Securities Corp. a Delaware corporation ("Distributor").

WHEREAS, the parties have entered into a Retail Fund Participation Agreement, dated June 29, 2004 (the "Agreement").

WHEREAS, the parties desire to amend the Agreement as set forth herein,

NOW, THEREFORE, the parties agree as follows:

1.  Schedules A and B shall be replaced by the attached Schedules A and B.

2.  Revised Section 5.1:

Section 5.1 shall read:

The Advisor shall pay the fees and expenses provided for in the attached SCHEDULE B. The Company will calculate the amount of the fee at the end of each payment period and submit an invoice to the Advisor within 30 days of the end of the payment period for which payment is due. The invoice will contain the total number of participants then existing at the end of that payment period for each Fund.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY         THORNBURG INVESTMENT MANAGEMENT, INC.

By:      /s/ Jamie L. Ohl               By:      /s/ Sasha Wilcoxon
         -----------------------------           -----------------------------
Name:    Jamie L. Ohl                   Name:    Sasha Wilcoxon
Title:   Vice President                 Title:   Managing Director
Date:    5-21-2008                      Date:    2-29-08

HARTFORD SECURITIES DISTRIBUTION        THORNBURG SECURITIES CORP.
COMPANY, INC.

By:      /s/ Jamie Ohl                  By:      /s/ Sasha Wilcoxon
         -----------------------------           -----------------------------
Name:    Jamie Ohl                      Name:    Sasha Wilcoxon
Title:   Vice President                 Title:   Vice President
Date:    5-21-2008                      Date:    2-29-08

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4, 401

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Separate Account Two, Separate Account Eleven

                                   PORTFOLIOS

Value Fund R3                         TVRFX
International Value R3                TGVRX
Core Growth R3                        THCRX
Investment Income Bldr R3             TIBRX
Global Opportunities R3               THORX
International Growth                  TIGVX
Limited Term Income R3                THIRX
Limited Term US Govt R3               LTURX
Value Fund R4                         TVIRX
International Value R4                THVRX
Core Growth R4                        TCGRX
Investment Income Bldr R4             TIBGX
Global Opportunities R4               THOVX
International Growth R4               TINVX
Value Fund R5                         TVRRX
International Value R5                TIVRX
Core Growth R5                        THGRX
Investment Income Bldr R5             TIBMX
Global Opportunities R5               THOFX
International Growth R5               TINFX

                                   SCHEDULE B

In consideration of the services provided by the Company listed below, Advisor agrees to pay the Company an amount equal to the following Administrative basis points Fees per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

PORTFOLIO                                 SERVICE FEES
------------------------------------------------------
Thornburg Value R3                           0.25%
Thornburg International Value R3             0.25%
Thornburg Core Growth R3                     0.25%
Thornburg Investment Income Builder R3       0.25%
Thornburg Global Opportunities R3            0.25%
Thornburg International Growth R3            0.25%
Thornburg Limited Term Income R3             0.05%
Thornburg Limited Term US Govt R3            0.05%
Thornburg Value Fund R4                      0.25%
Thornburg International Value R4             0.25%
Thornburg Core Growth R4                     0.25%
Thornburg Investment Income Builder R4       0.25%
Thornburg Global Opportunities R4            0.25%
Thornburg International Growth R4            0.25%
Thornburg Value Fund R5                      0.20%
Thornburg International Value R5             0.20%
Thornburg Core Growth R5                     0.20%
Thornburg Investment Income Bldr R5          0.20%
Thornburg Global Opportunities R5            0.20%
Thornburg International Growth R5            0.20%

In addition to the fees set forth in this Agreement, the Company will receive a 12b-1 fee in accordance with the then current prospectus of the applicable Fund.

SERVICES TO BE PERFORMED INCLUDE:

(a)  assist in processing customer purchase and redemption requests;

(b) answer customer inquiries regarding account status and history;

(c) assist customers in designating and changing account designations and addresses;

(d) provide periodic statements showing customer account balances;

(e) furnish statements and confirmations of all purchase and redemption requests as may be required by applicable law;

(f) process customer purchase and redemption requests for Shares and placing purchase and redemption instructions with the Funds' transfer agent; and

(g) provide sub-accounting services and maintain accurate sub-accounting records regarding Shares beneficially owned by customers.